SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 6, 2007 (June 29, 2007)

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

New York	0-30183	13-4025362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

8/F East Area
Century Golden Resources Business Center
69 Banjing Road
Haidian District
Beijing, People’s Republic of China
100089

(Address of Principal Executive Offices)

+ 86-10-884-52568

(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Minghua Group International Holdings Limited (the “Company”) previously reported its entry into that certain contract, dated January 29, 2004, between Qiang Long Real Estate Development Co., Ltd., a company formed in the People’s Republic of China (“Qiang Long”) and the Company (the “Qiang Long Contract”), under which, as amended and supplemented from time to time, Qiang Long is obligated to purchase 140,000,000 shares of the Company’s common stock, par value $0.01 (the “Shares”) at an aggregate purchase price of US$29,400,000, or $0.21 per Share, US$653,795 of which was paid to the Company as a performance bond at the signing of the Agreement, US$632,911 of which was paid to the Company in 2006 in exchange for 3,013,862 Shares, and the balance of US$28,113,294 (the “Final Installment”) of which was to be paid in full by June 30, 2007, for the remaining 136,986,138 Shares.

On June 29, 2007, the Company and Qiang Long entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company and Qiang Long acknowledged their consummation of the Qiang Long Contract. Pursuant to the Letter Agreement, the Company acknowledged its receipt of the Final Installment in cash from Qiang Long as fulfillment of Qiang Long’s investment obligation, and agreed to issue the remaining Shares to Qiang Long as follows:

1.  The Company will issue 50,000,000 of the Shares to Qiang Long on or before July 23, 2007, the date that is fifteen (15) business days after the Company receives the Final Installment from Qiang Long; and

2.  Within fifteen (15) business days following the effective date of an amendment to the Company’s Certificate of Incorporation to effect a one-for-twenty reverse split of the Company’s outstanding Common Stock (the “Amendment”), the Company will issue the remaining 86,986,138 Shares to Qiang Long, which will be equal to 4,349,307 Shares post-reverse split.

Qiang Long used its working capital to acquire the Shares from the Company and did not borrow any funds to acquire the Shares.

The foregoing description of the terms of the Letter Agreement is qualified in its entirety by reference to the provisions of the Letter Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

On June 29, 2007, the Company consummated an investment transaction pursuant to which the Company sold to Qiang Long Real Estate Development Co., Ltd., 140,000,000 shares of the Company’s common stock, for a purchase price, in the aggregate, of $29,400,000 or $0.21 per share. For more details regarding the consummation of the investment transaction with Qiang Long, see Item 1.01 above.

The foregoing securities were issued to Qiang Long in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Regulation S thereunder. The Company’s reliance upon Regulation S was based upon the following factors (a) Qiang Long is neither a U.S. person nor acquiring the Shares for the account or benefit of any U.S. person, (b) Qiang Long agreed not to offer or sell the Shares (including any pre-arrangement for a purchase by a U.S. person or other person in the United States) directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any other U.S. person as defined in Regulation S unless registered under the Securities Act and all applicable state laws or an exemption from the registration requirements of the Securities Act and similar state laws is available, (c) Qiang Long made its subscription from its offices at an address outside of the United States and (d) Qiang Long or its advisor has such knowledge and experience in financial and business matters that Qiang Long is capable of evaluating the merits and risks of, and protecting its interests in connection with an investment in the Company.

Item 5.01.   Change in Control of Registrant.

As a result of the closing of the investment transactions between the Company and Qiang Long Real Estate Development Co., Ltd. on June 29, 2007, Mr. Chang-de Li, the Company’s Chairman now beneficially owns and controls 155,000,000 shares (7,750,000 shares post-reverse split) or 54.0% of the Company’s issued and outstanding common stock, 151,986,137 of which he holds indirectly through Qiang Long and 3,013,863 of which he holds through Qian Long’s affiliate, Chinese Dragon Heritage Investment Management Limited. For more details regarding the consummation of the investment transaction with Qiang Long, see Item 1.01 above.

Item 9.01.   Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated as of June 29, 2007, between Minghua Group International Holdings Limited and Qiang Long Real Estate Development Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007

MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Jie Chen
Jie Chen
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Letter Agreement, dated as of June 29, 2007, between Minghua Group International Holdings Limited and Qiang Long Real Estate Development Co., Ltd.